UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) March 11, 2005


                          Asbury Automotive Group, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                     001-31262                 01-0609375
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of Incorporation)                                       Identification No.)

    622 Third Avenue, 37th Floor, New York, NY                 10017
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    (Address of principal executive offices                  (zip code)


       Registrant's telephone number, including area code - (212) 885-2500
                                                            --------------

                                      NONE
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          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Appointment of Directors.

     Charles B. Tomm and Janet M. Clarke were appointed "Class I" directors of Asbury Automotive Group, Inc. (the "Company") at a meeting of the Company's Board of Directors held on March 11, 2005 for terms effective April 1, 2005. In addition, Ms. Clarke was appointed to the Audit Committee of the Company's Board of Directors. As Class I directors, Mr. Tomm and Ms. Clarke will serve for a term expiring at the Company's 2006 annual meeting of stockholders, or until their respective successors have been duly elected and qualified or as otherwise provided in the Company's Restated Certificate of Incorporation or Restated By-laws. Mr. Tomm has been designated a "Dealer Nominee" pursuant to the Shareholders Agreement dated as of March 1, 2002, as amended, among the Company, Asbury Automotive Holdings L.L.C. and the other stockholders listed on the signature pages thereto.

     Mr. Tomm was named President and CEO of the Company's Florida region, with responsibility for all dealership operations in the Jacksonville and Tampa areas, in January 2005. He has been CEO of the Company's Jacksonville platform, which is known as Coggin Automotive Group, since September 1997. He originally joined Coggin Automotive Group in April 1994 as Vice President, CFO and General Counsel. Mr. Tomm has held executive positions with publicly held companies including Schlumberger Ltd. and Arkansas Best Corporation, as well as positions as a practicing attorney, investment banker, adjunct law school professor, and diver and officer in the Navy Submarine Service from 1968 to 1972. Mr. Tomm is a member of the Board of Trustees of Washington & Lee University. Mr. Tomm is a director of Habitat for Humanity of Jacksonville, Inc. (HabiJax) in Jacksonville, Florida and is Vice Chair of the Jacksonville Housing Authority. Mr. Tomm received his undergraduate degree and law degree from Washington & Lee University and a L.L.M. in Taxation from New York University.

     Ms. Clarke is the founder of Clarke Littlefield LLC, a marketing technologies advisory firm and has served as its President since June 2003 and from February 2001 to September 2002. From September 2002 until June 2003, she was Chief Marketing Officer of DealerTrack, Inc., a privately held automotive finance technology services company. From February 2000 through February 2001, Ms. Clarke was Chairman and CEO of KnowledgeBase Marketing and Executive Vice President of Young & Rubicam Incorporated. Additionally, from May 1997 to February 2000, Ms. Clarke was Managing Director of Global Database Marketing at Citigroup. From December 1978 to May 1997, Ms. Clarke held various roles at R.R. Donnelley & Sons Company and was a director of the firm's venture capital fund. Ms. Clarke serves as director, chairman of the Audit Committee and member of the Executive Committee at Cox Communications, Inc. Ms. Clarke also serves as a director of ExpressJet Holdings, Inc. and eFunds Corporation and chairs the Compensation Committees of those boards. She is also a director of privately held Forbes.com. Ms. Clarke is a graduate of Princeton University where she serves as a trustee and is chairman of the Audit Committee. She completed the Advanced Management Program at Harvard Business School in 1992. Ms. Clarke was determined by the Company's Board of Directors to be "independent" and a "financial expert" in accordance with the rules of the New York Stock Exchange.

         On March 16, 2005, the Company issued a press release announcing the appointment of Mr. Tomm and Ms. Clarke to the Company's Board of Directors, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


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Item 9.01  Financial Statements and Exhibits.

         (c) Exhibits.

                  Exhibit No.               Description

                  99.1                      Press Release dated March 16, 2005.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            ASBURY AUTOMOTIVE GROUP, INC.



Date:  March 16, 2005       By:    /s/ Kenneth B. Gilman
                                   --------------------------------------
                            Name:  Kenneth B. Gilman
                            Title: President and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit No.       Description

99.1              Press Release dated March 16, 2005.